Exhibit 10.9

Power of Attorney

This Company, Beijing Min Si Lian Hua Investment Management Co., Ltd., a limited liability company organized and existing under the laws of the PRC, with its address at Room No. 5704, 5th Floor, Shen Chang Plaza, No. 51 Zhi Chun Road, Haidian District, Beijing, and a holder of 0.1% of the entire registered capital in Youxin Internet (Beijing) Information Technology Co., Ltd. (“Youxin Internet”) as of the date when the Power of Attorney is executed, hereby irrevocably authorize Youxinpai (Beijing) Information Technology Co., Ltd. (“WFOE”) to exercise the following rights relating to all equity interests held by me now and in the future in Youxin Internet (“My Shareholding”) during the term of this Power of Attorney:

WFOE is hereby authorized to act on behalf of myself as my sole and exclusive agent and attorney with respect to all matters concerning My Shareholding, including without limitation to: 1) attending shareholders’ meetings of Youxin Internet; 2) exercising all the shareholder’s rights and shareholder’s voting rights I am entitled to under the laws of China and Youxin Internet’s Articles of Association, including but not limited to the sale or transfer or pledge or disposition of My Shareholding in part or in whole; and 3) designate and appoint on behalf of myself the legal representative, the directors, supervisors, the chief executive officer and other senior management members of Youxin Internet.

Without limiting the generality of the powers granted hereunder, WFOE shall have the power and authority to, on behalf of myself, execute all the documents I shall sign as stipulated in the Exclusive Option Agreement entered into by and among me, WFOE and Youxin Internet on September 11, 2014 and the Equity Pledge Agreement entered into by and among this Company, WFOE and Youxin Internet on September 11, 2014 (including any modification, amendment and restatement thereto, collectively the “Transaction Documents”), and perform the terms of the Transaction Documents.

All the actions associated with My Shareholding conducted by WFOE shall be deemed as my own actions, and all the documents related to My Shareholding executed by WFOE shall be deemed to be executed by me.  I hereby acknowledge and ratify those actions and/or documents conducted or executed by WFOE.

WFOE is entitled to re-authorize or assign its rights related to the aforesaid matters to any other person or entity at its own discretion and without giving prior notice to me or obtaining my consent. If required by PRC laws, WFOE shall designate a PRC citizen to exercise the aforementioned rights.

During the period that I am a shareholder of Youxin Internet, this Power of Attorney shall be irrevocable and continuously effective and valid from the date of execution of this Power of Attorney.

During the term of this Power of Attorney, I hereby waive all the rights associated with My Shareholding, which have been authorized to WFOE through this Power of Attorney, and shall not exercise such rights by myself.

This Power of Attorney is written in Chinese and English; in case there is any conflict between the Chinese version and the English version, the Chinese version shall prevail.

This Power of Attorney is executed on September 11, 2014.

(No Text Below)

(Signature Page to Power of Attorney)

Beijing Min Si Lian Hua Investment Management Co., Ltd.

[Company seal is affixed]

By:	/s/Han Ying
Name:	Han Ying
Title:	Legal Representative

Accepted by

Youxinpai (Beijing) Information Technology Co., Ltd.

[Company seal is affixed]

By:	/s/Zeng Zhen
Name:	Zeng Zhen
Title:	Legal Representative

Acknowledged by:

Youxin Internet (Beijing) Information Technology Co., Ltd.

[Company seal is affixed]

By:	/s/Zeng Zhen
Name:	Zeng Zhen
Title:	Legal Representative